EXHIBIT 10.1

LIMITED WAIVER AND AMENDMENT NO. 5
TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This Limited Waiver and Amendment No. 5 to Amended and Restated Note Purchase Agreement (this “Amendment”), dated as of July 26, 2013, is made by and among (i) AEMETIS ADVANCED FUELS KEYES, INC. (f/k/a AE Advanced Fuels Keyes, Inc.), a Delaware corporation (“AEAFK”), AEMETIS FACILITY KEYES, INC., a Delaware corporation and successor-in-interest to Keyes Facility Acquisition Corp., a Delaware corporation (“Keyes Facility”, together with AEAFK, the “Borrowers”), AEMETIS, INC. (formerly known as AE Biofuels, Inc.), a Nevada corporation (“Parent”), and (ii) THIRD EYE CAPITAL CORPORATION, an Ontario corporation, as agent for the Noteholders (“Administrative Agent”), THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND - INSIGHT FUND (“TEC Insight Fund Purchaser”) and SPROTT PC TRUST (“Sprott PC Trust Purchaser”, and together with TEC Insight Fund Purchaser, “Noteholders”).

RECITALS

A. The Borrowers, Administrative Agent and Noteholders entered into the Amended and Restated Note Purchase Agreement dated as of July 6, 2012, as amended by a Limited Waiver and Amendment No.1 to Amended and Restated Note Purchase Agreement dated as of October 18, 2012, as amended by a Limited Waiver and Amendment No. 2 to Amended and Restated Note Purchase Agreement dated as of February 27, 2013, as amended by a Limited Waiver and Amendment No. 3 to Amended and Restated Note Purchase Agreement dated as of April 15, 2013, as amended by an Amendment No. 4 to Amended and Restated Note Purchase Agreement dated as of April 19, 2013 (as the same may be amended, restated, supplemented, revised or replaced from time to time, the “Agreement”).  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B. The Borrowers have requested, and the Administrative Agent and Noteholders have agreed, to amend the Agreement on the terms and conditions contained herein.

AGREEMENT

SECTION 1.                      Reaffirmation of Indebtedness.  The Borrowers hereby confirm that as of June 30, 2013 and before giving effect to this Amendment, the outstanding principal balance of the Notes and accrued and unpaid interest thereon (excluding any Default or Event of Default interest) is $66,941,993.43.

SECTION 2.                      Limited Waiver.  Subject to the terms, covenants and conditions of this Amendment, Administrative Agent hereby waives the following Events of Default which have occurred:

(A)           the Borrowers’ attaining a Milo Conversion that was inferior to the required corn-to-milo ratio of 80:20 by May 31, 2013 pursuant to Section 6.3(ee) of the Agreement;

(B)           the Borrowers’ failure to pay the Minimum Monthly Base Redemption Amounts for May 2013 and June 2013 pursuant to Section 4.1(2) of the Agreement;

(C)           the Borrowers’ failure to redeem the Existing Notes in the amount of $300,000 on June 30, 2013 pursuant to Section 4.1(3) of the Agreement; and

(D)           the Borrowers’ failure to pay all of the interest due on the Notes from April 1, 2013 through and including June 30, 2013 in the aggregate amount of $1,369,629.85 pursuant to Section 2.11 of the Agreement.

Except as expressly provided herein, nothing contained herein shall be construed as a waiver by Administrative Agent or Noteholders of any covenant or provision of the Agreement, the other Note Purchase Documents, or of any other contract or instrument among the Borrowers, any Company Party, Noteholders and Administrative Agent, and the failure of Administrative Agent or Noteholders at any time or times hereafter to require strict performance by the Borrowers or any Company Party of any provision thereof shall not waive, affect or diminish any right of Administrative Agent or Noteholders to thereafter demand strict compliance therewith.  Administrative Agent and Noteholders hereby reserve all rights granted under the Agreement, the Note Purchase Documents and any other contract or instrument among the Borrowers, any Company Party, Noteholders and Administrative Agent.

SECTION 3.                      Amendments.  The following sections of the Agreement shall be and hereby are amended as follows:

(A)           Recitals Part of Agreement.  The foregoing recitals are hereby incorporated into and made a part of the Agreement, including all defined terms referenced therein.

(B)           Section 1.1 (Definitions).  Section 1.1 of the Agreement is hereby amended by substituting and adding the following definitions in lieu of or in addition to the versions of such terms and related definitions contained in the Agreement, as applicable, in the appropriate alphabetical order:

“Fifth Amendment Effective Date” means June 30, 2013.

“Financing” means, collectively, (i) the issuance and sale by the Borrowers of $7,184,573.64 aggregate original principal amount of Existing Notes pursuant to this Agreement, (ii) the issuance and sale by the Borrowers of $15,000,000 aggregate original principal amount of Acquisition Notes pursuant to this Agreement, (iii) the issuance and sale by the Borrowers of up to $36,085,432.85 aggregate original principal amount of Revolving Notes (plus any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)), pursuant to this Agreement and (iv) the issuance and sale by the Borrowers of $10,000,000 aggregate original principal amount of Revenue Participation Notes pursuant to this Agreement and (iv) the entry into by the parties thereto of the other transactions contemplated by the Financing Documents.

“Non-Revolving Portion” means, the Special Advances, the First Amendment and Waiver Fee Advances, the Second Amendment and Waiver Fee Advance, the Third Amendment Waiver and Fee Advance and the Fifth Amendment and Waiver Fee Advance in the aggregate principal amount of $16,684,599.

“PIK Amount” has the meaning set forth in Section 2.11(1).

“Principal Waterfall” means the order in which payments are applied to the principal outstanding under the Notes, as follows: (i) first, to the February 2013 Special Advance in the original principal amount of $3,184,599, (ii) second, to the April 2013 Special Advance in the original principal amount of $2,000,000, (iii) third, to the other components of the Non-Revolving Portion of the Revolving Notes (comprised of (A) the portion of the Revolving Notes issued on September 28, 2012 and October 1, 2012 in the original principal amount of $1,000,000 in the aggregate, (B) the portion of the Revolving Notes issued after October 1, 2012 and prior to February 1, 2013 in the original principal amount of $1,000,000, (C) the portion of the Revolving Notes issued in respect of the First Amendment and Waiver Fee Advances in the original aggregate principal amount of $4,000,000 (issued in increments of $1,000,000 on October 1, 2012, January 1, 2013, April 1, 2013 and July 1, 2013), (D) the portion of the Revolving Notes issued in respect of the Second Amendment and Waiver Fee Advance in the original principal amount of $1,500,000, (E) the portion of the Revolving Notes issued in respect of the Third Amendment and Waiver Fee Advance in the original principal amount of $500,000, (F) the portion of the Revolving Notes issued in respect of the Fifth Amendment and Waiver Fee Advance in the original principal amount of $4,500,000), (G) any PIK Amounts added to the principal amount of the Revolving Notes in accordance with Section 2.11(1) of the Agreement, including, without limitation, the sum of $1,397,022.45 (representing the accrued and unpaid interest for the period from April 1, 2013 through and including June 30, 2013 multiplied by 1.02)), (iv) fourth, up to $5,000,000 of the Revolving Portion of the Revolving Notes (which amount may be re-borrowed in accordance with the terms of the Agreement), (v) fifth, to the Existing Notes, (vi) sixth, to the Acquisition Notes, (vii) seventh, to the Revenue Participation Notes and (viii) eighth, to the Revolving Portion of Revolving Notes.

“Revolving Notes Stated Maturity Date” means July 6, 2014.

“Subsequent Closing” means, at the option of the Borrowers, one or more Closings for the purchase and sale of Revolving Notes following the First Closing, in each case as contemplated herein, provided that no more than $36,085,432.85 principal amount of Revolving Notes (plus any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)), shall be issued and outstanding at any time.

(C)           Section 2.3 (Creation and Issuance of the  Notes). Section 2.3 of the Agreement is deleted in its entirety and replaced with the following:

“2.3           Creation and Issuance of the Notes.                                                                   The Borrowers hereby create and authorize the Notes for issuance in the aggregate original principal amount of up to $68,270,006.49 (plus any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)). The Notes shall be dated as of their applicable Issue Date (including all replacement certificates issued in accordance with this Agreement) and will become due and payable, together with all accrued and unpaid interest thereon, on the Maturity Date.  Other than the Revolving Portion of the Revolving Notes, which may be re-issued once redeemed, neither the Non-Revolving Portion of the Revolving Notes nor any other Notes, may be re-issued once redeemed.”

(D)           Section 2.4 (Subsequent Closings and Revolving Notes).  Section 2.4 of the Agreement is deleted in its entirety and replaced with the following:

“2.4           Subsequent Closings and Revolving Notes.                                                                              Subject to the terms and conditions set forth in Section 2.2, on and after the date of this Agreement and upon written notice by the Borrowers to the Administrative Agent of not less than ten Business Days in substantially the form attached hereto as Exhibit B (each, a “Revolving Loan Request”), the Noteholders, severally, and not jointly, agree to issue Revolving Notes in an aggregate amount not to exceed at any time outstanding the amount identified in the Allocation Notice; provided, however, that (i) after giving effect to any outstanding Revolving Notes, the aggregate principal amount of all outstanding Revolving Notes shall not exceed $36,085,432.85 (plus any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)), (ii) $4,000,000 of the Revolving Notes may only be used by the Borrowers to pay the First Amendment and Waiver Fee and for no other purpose (the “First Amendment and Waiver Fee Advances”), (iii) $1,500,000 of the Revolving Notes may only be used by the Borrowers to pay the cash portion of the Second Amendment and Waiver Fee (the “Second Amendment and Waiver Fee Advance”), (iv) $500,000 of the Revolving Notes may only be used by the Borrowers to pay the cash portion of the Third Amendment and Waiver Fee (the “Third Amendment and Waiver Fee Advance”), (v) $4,500,000 of the Revolving Notes may only be used by the Borrowers to pay certain cash portions of the Fifth Amendment and Waiver Fees (the “Fifth Amendment and Waiver Fee Advance”) and (vi) once the portion of the Revolving Notes representing the Fifth Amendment and Waiver Fee Advance, the Third Amendment and Waiver Fee Advance, the Second Amendment and Waiver Fee Advance, the First Amendment and Waiver Fee Advances and the Special Advances have been redeemed, such amounts shall not be re-issued.  The aggregate principal amount of any new Revolving Notes issued at any Subsequent Closing must be at least $500,000 and in increments of $100,000. At each Subsequent Closing, the Borrowers shall deliver an officer’s certificate to the Administrative Agent and such other evidence reasonably acceptable to the Administrative Agent that the conditions precedent set forth in Section 2.2 have been met.  The proposed use of proceeds in each Revolving Loan Request shall be acceptable to the Administrative Agent in its reasonable discretion.”

(E)           Section 2.11(1) (Interest and Payments).  Section 2.11(1) of the Agreement is amended and restated as follows:

“(1)           Every Note, whether issued originally or in exchange for other previously issued Notes, shall bear interest from and including the later of (i) the Issue Date; and (ii) the last Interest Payment Date with respect to which interest shall have been paid or made available for payment on the Notes, to, but not including, the subsequent Interest Payment Date.  Interest shall be paid monthly in arrears on the first Business Day of each month for interest accrued in the previous month.  So long as no Default or Event of Default has occurred and is continuing and after the application of any amounts received by Administrative Agent pursuant to Section 4.1(1), on each Interest Payment Date the Borrowers may elect by written notice on or prior to such Interest Payment Date to add any accrued but unpaid interest on the Notes to the then outstanding principal amount of the Notes and if the Borrowers make such election, the amount that will be added to the then outstanding principal amount of the Notes shall be equal to the amount of such interest multiplied by 1.02 (the amount so added, the “PIK Amount”).”

(F)           Section 4.1 (Mandatory Tiered Redemption of Notes).  Section 4.1of the Agreement is amended and restated as follows:

“(1)           On each Business Day, the Borrowers shall wire to the Administrative Agent an amount equal to the sum of (i) 20% of cash deposits received by the Borrowers from operating activities from the immediately preceding Business Day and (ii) 100% of cash deposits received by the Borrowers from any California Energy Commission grants or the Program from the immediately preceding Business Day (“Daily Cash Flow Sweeps”).  Amounts received by the Administrative Agent from the Borrowers in respect of the Daily Cash Flow Sweeps will be held by the Administrative Agent for application on each Interest Payment Date to, first, the accrued but unpaid interest for the immediately preceding month, and the excess, if any, to redeem the outstanding principal of the Notes in accordance with the Principal Waterfall.  If the amount of any Daily Cash Flow Sweep from operating activities for any Business Day exceeds $88,000, then the amount of such excess shall be deposited into a separate operating deposit account in the name of AEAFK (the “Excess Sweep Account”) that is subject to a deposit account control agreement in favor of the Administrative Agent.  Amounts in the Excess Sweep Account may be used for future customary working capital requirements of the Borrowers and the Borrowers shall not withdraw any amount in the Excess Sweep Account without the prior written consent of the Administrative Agent.”

(2)           [Intentionally Omitted].

(3)           [Intentionally Omitted].”

(G)           Section 4.2(1) (Partial Redemption).  Section 4.2(1) of the Agreement is amended and restated as follows:

“(1)           Upon the occurrence of a Redemption Event, the Borrowers shall redeem that portion of the Notes equal to the net proceeds received by the Borrowers from such Redemption Event.  Upon the occurrence of any Redemption Event or in the event the Borrowers elect to redeem the Notes pursuant to this Agreement, the Borrowers shall redeem the Notes in the order of priority in accordance with the Principal Waterfall.  Notwithstanding anything to the contrary, in the event that any Company Party completes an equity offering of Capital Stock that results in gross proceeds of at least $50,000,000, the Borrowers shall redeem the Revenue Participation Notes for an amount equal to the sum of the then outstanding principal balance, plus all accrued and unpaid interest owing thereon. In addition, to the extent that any Company Party completes an equity offering of Capital Stock that results in gross proceeds of at least $50,000,000 and any Note Indebtedness remains outstanding, the Borrowers shall redeem the Notes in an amount equal to 100% of the monthly Free Cash Flow of the Borrowers; provided, however, the Borrowers shall be permitted to make Revolving Loan Requests in accordance with Section 2.4 hereof.”

(H)           Section 4.2(3) (Redemption on Occurrence of Certain Events). Section 4.2(3) of the Agreement is amended and restated as follows:

“(3)           Redemption of a Portion of the Revolving Notes. Notwithstanding anything to the contrary in this Agreement, the Borrowers shall use 100% of the net proceeds of any equity offering of Capital Stock by any Company Party to repay in full, the February 2013 Special Advance, together with all interest thereon, and once the February 2013 Special Advance is repaid in full, the April 2013 Special Advance, together with all interest thereon.  Once the February 2013 Special Advance and the April 2013 Special Advance have been repaid in full, and notwithstanding anything to the contrary in this Agreement, the Borrowers shall use 50% of the net proceeds of any equity offering of Capital Stock by any Company Party to repay the principal outstanding under the Notes in accordance with the Principal Waterfall.”

(I)           Section 6.2 (Financial Covenants).  Section 6.2 of the Agreement is amended and restated as follows:

“(a)           Free Cash Flow.  Commencing with the Fiscal Quarter ending December 31, 2012, the Parent shall maintain trailing Free Cash Flow, tested as at the last day of each Fiscal Quarter of not less than $1,500,000 per Fiscal Quarter; provided, however, that this Section 6.2(a) shall not apply with respect to the Fiscal Quarters ending June 30, 2013, September 30, 2013 and December 31, 2013;

(b)           Keyes Plant Minimum Quarterly Production.  The Parent shall cause the Borrowers to maintain minimum quarterly production of ethanol at the Keyes Plant of not less than 10 million gallons per Fiscal Quarter;

(c)           Ratios of Note Indebtedness to Keyes Plant Values.  The Parent will not permit at any time the ratios of Note Indebtedness to (i) the Keyes Plant Market Value, to exceed seventy-five percent (75%), and (ii) the Keyes Plant Orderly Liquidation Value to exceed eighty-five percent (85%), in each case tested semi-annually as of the last day of the first Fiscal Quarter and as of the last day of the third Fiscal Quarter of each Fiscal Year; provided, however, that this Section 6.2(c) shall not apply with respect to the third Fiscal Quarter of the Fiscal Year ending December 31, 2013; and

(d)           Consolidated Unfunded Capital Expenditures.  The Parent will not incur or permit to be incurred Consolidated Unfunded Capital Expenditures in excess of $100,000 in any Fiscal Quarter.”

(J)           Section 6.3(gg) (Affirmative Covenants).  Section 6.3(gg) of the Agreement is amended and restated as follows:

“(gg)           Delivery of Collateral and Opinions.  Within 10 Business Days following the release of any Liens that rank senior in priority to the Liens of the Secured Parties on any assets that are directly or indirectly owned by the Chairman or McAfee Capital, LLC, Parent shall cause the Chairman to deliver (i) additional collateral satisfactory to Administrative Agent in its sole discretion to secure Chairman’s obligations with respect to the Chairman’s Guarantee and (ii) a legal opinion, in form and substance acceptable to Administrative Agent in its sole discretion, regarding such additional collateral.”

(K)           Section 6.3(hh) (Affirmative Covenants).  A new subsection (hh) is added to Section 6.3 of the Agreement:

“(hh)           Independent Crush Margin and EBITDA Calculation. Within 30 Business Days following the release of the Parent’s Form 10-Q filing for the Fiscal Quarter ending June 30, 2013, the Parent shall deliver to the Administrative Agent an independent calculation of the Borrowers’ actual crush margin and EBITDA for such Fiscal Quarter, the calculation of which shall be acceptable to Administrative Agent, together with a reconciliation to the income statement contained in the Parent’s 10-Q filing. The Administrative Agent agrees that a calculation provided by the Parent’s independent auditors shall be considered an independent calculation.”

(L)           Section 6.3(ii) (Affirmative Covenants).  A new subsection (ii) is added to Section 6.3 of the Agreement:

“(ii) Feedstock Procurement Quotes. Prior to August 31, 2013, the Borrowers shall obtain from independent commodity trading houses at least three (3) quotes for procurement and delivery of corn and milo feedstock requirements to operate the Keyes Plant. These quotes shall be analyzed by the Administrative Agent with the assistance of an independent commodities specialist in order to determine whether the Borrowers’ current procurement agreements should be changed, and the Borrowers agree to promptly implement such changes.”

SECTION 3.                      Conditions to Effectiveness.  This Amendment shall be effective only upon and subject to satisfaction of the following conditions precedent:

(A)           Administrative Agent shall have received this Amendment duly executed by the parties hereto.

(B)           Administrative Agent shall have received (i) a waiver fee of $750,000 (the “Waiver Fee”), (ii) an amendment fee of $3,000,000 (the “Amendment Fee”) and (iii) an extension fee of $2,200,000 (the “Extension Fee” and collectively with the Waiver Fee and the Amendment Fee, the “Fifth Amendment and Waiver Fees”), which Fifth Amendment and Waiver Fees shall be deemed fully earned and nonrefundable and shall be payable in accordance with Section 4 hereof.

(C)           Administrative Agent shall have a Fourth Amended and Restated Revolving Note for Sprott PC Trust Purchaser duly executed by the Borrowers in the original principal amount of $27,953,892.62.

(D)           Administrative Agent shall have received a Fifth Amended and Restated Revolving Note for TEC Insight Fund Purchaser duly executed by the Borrowers in the original principal amount of $8,953,892.62.

(E)           Administrative Agent shall have received a Reaffirmation of Unconditional Personal Guaranty, duly executed by the Chairman.

(F)           Administrative Agent shall have received a Reaffirmation of Guaranty, duly executed by the Company Parties (other than the Borrowers).

(G)           Administrative Agent shall have received a Reaffirmation of Guaranty, duly executed by McAfee Capital, LLC.

(H)           Administrative Agent shall have received a certificate of a Senior Officer of the Parent and each Borrower certifying (1) that no change has occurred to the Organizational Documents of such Person since certified copies thereof were previously delivered to the Administrative Agent and (2) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of each such Person authorizing the execution, delivery and performance of the Note Purchase Documents to which such Person is a party delivered in connection with this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force.

(I)           Administrative Agent shall have performed and complied with all of the covenants and conditions required by this Amendment and the Note Purchase Documents to be performed and complied with upon the Third Amendment Effective Date.

(J)           Administrative Agent shall have received evidence that the Borrowers have paid by wire transfer the reasonable fees and expenses of Administrative Agent’s outside legal counsel in connection with the preparation of the Amendment, previous amendments and other matters regarding the Agreement.

(K)           Administrative Agent shall have received all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as Administrative Agent may reasonably request.

Each Borrower acknowledges and agrees that the failure to perform, or to cause the performance of, the foregoing covenants and agreements will constitute an Event of Default under the Agreement and Administrative Agent and Noteholders shall have the right to demand the immediate repayment in full in cash of all outstanding Indebtedness owing to Administrative Agent and Noteholders under the Agreement, the Notes and the other Note Purchase Documents.  In consideration of the foregoing and the transactions contemplated by this Amendment, each Borrower hereby (a) ratifies and confirms all of the obligations and liabilities of such Borrower owing pursuant to the Agreement and the other Note Purchase Documents, and (b) agrees to pay all costs, fees and expenses of Administrative Agent and Noteholders in connection with this Amendment.

SECTION 4.                      Payment of Fifth Amendment and Waiver Fees.  The Borrowers shall pay the Fifth Amendment and Waiver Fees as follows:

(A)           the Waiver Fee shall be paid in 2,252,252 Common Shares of the Parent and stock certificates representing such shares shall be delivered to the Administrative Agent within five Business Days following the Fifth Amendment Effective Date;

(B)           #3,000,000 of the Amendment Fee shall be added to the outstanding principal balance of the Revolving Notes effective as of June 30, 2013;

(C)           $1,500,000 of the Extension Fee shall be added to the outstanding principal balance of the Revolving Notes effective as of July 6, 2013;

(D)           $400,000 of the Extension Fee shall be paid in cash on August 22, 2013 (the “August 2013 Partial Extension Fee Payment”) and $300,000 of the Extension Fee shall be paid in cash on September 30, 2013 (the “September 2013 Partial Extension Fee Payment” and collectively with the August 2013 Partial Extension Fee Payments, the “Partial Extension Fee Payments”); provided, however, that the Borrowers may, in lieu of paying cash, elect to pay one or both of the Partial Extension Fee Payments in shares of Common Stock of the Parent by providing written notice to the Administrative Agent not less than five Business Days prior to the applicable payment date.

If the Borrowers elect to make a Partial Extension Fee Payment in Common Stock of Parent in lieu of cash, the number of shares will be calculated using the following formula based on the closing share price on the applicable payment date as follows and stock certificates representing such shares shall be delivered to the Administrative Agent within five Business Days following the applicable payment date to which such shares relate:

# of shares of common stock   =   Amount of such Partial Extension Fee Payment

       90% of closing price of common stock, as applicable

SECTION 5.                      Agreement in Full Force and Effect as Amended.  Except as specifically amended or waived hereby, the Agreement and other Note Purchase Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or any other Note Purchase Document or any right, power or remedy of Administrative Agent or Noteholders thereunder, nor constitute a waiver of any provision of the Agreement or any other Note Purchase Document, or any other document, instrument or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Amendment shall not preclude the future exercise of any right, remedy, power, or privilege available to Administrative Agent or Noteholders whether under the Agreement, the other Note Purchase Documents, at law or otherwise.  All references to the Agreement shall be deemed to mean the Agreement as modified hereby.  This Amendment shall not constitute a novation or satisfaction and accord of the Agreement or any other Note Purchase Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Agreement and Note Purchase Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Note Purchase Documents to “the Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 6.                      Representations.  Each of the Parent and the Borrowers hereby represents and warrants to Administrative Agent and Noteholders as of the date of this Amendment as follows:  (A) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (B) the execution, delivery and performance by it of this Amendment and all other Note Purchase Documents executed and delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Entity or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Note Purchase Documents executed and delivered in connection herewith by or against it; (D) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) after giving effect to this Amendment, it is not in default under the Agreement or any other Note Purchase Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (G) the representations and warranties contained in the Agreement and the other Note Purchase Documents are true and correct in all material respects as of the date hereof as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 7. Special Representations.  In addition, each of the Parent and the Borrowers hereby represents and warrants to Administrative Agent and Noteholders as of the date of this Amendment as follows: (A) the Borrowers have submitted one or more grant proposals to the California Energy Commission pursuant to which the Borrowers expect to receive grants of at least $3,000,000 in the third Fiscal Quarter of the current Fiscal Year and at least $3,000,000 in the fourth Fiscal Quarter of the next Fiscal Year; and (B) with respect to the Program, the Borrowers have received five confirmed investors who have made deposits, seven investors who have submitted applications and at least 22 one-on-one investor meetings planned for August 2013 for aggregate gross proceeds to the Borrowers of $17,000,000.

SECTION 8. Miscellaneous.

(A)           This Amendment may be executed in any number of counterparts (including by facsimile or email), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile or scanned signature and that it accepts the facsimile or scanned signature of each other party.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.  The use of the word “including” in this Amendment shall be by way of example rather than by limitation.  The use of the words “and” or “or” shall not be inclusive or exclusive.

(B)           This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Borrowers and Administrative Agent.  This Amendment shall be considered part of the Agreement and shall be a Note Purchase Document for all purposes under the Agreement and other Note Purchase Documents.

(C)           This Amendment, the Agreement and the Note Purchase Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E)           Neither the Parent nor any Borrower may assign, delegate or transfer this Amendment or any of their rights or obligations hereunder.  No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of the Borrowers or any Company Party.  Nothing contained in this Amendment shall be construed as a delegation to Administrative Agent or Noteholders of the Borrowers or any Company Party’s duty of performance, including any duties under any account or contract in which Administrative Agent or Noteholders have a security interest or lien.  This Amendment shall be binding upon the Borrowers, the Parent and their respective successors and assigns.

(F)           All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Administrative Agent or Noteholders shall affect such representations or warranties or the right of Administrative Agent or Noteholders to rely upon them.

(G)           THE BORROWERS AND THE PARENT ACKNOWLEDGE THAT SUCH PERSON’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ADMINISTRATIVE AGENT OR ANY NOTEHOLDER.  THE BORROWERS AND THE PARENT HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE ADMINISTRATIVE AGENT AND EACH NOTEHOLDER AND THEIR RESPECTIVE PREDECESSORS, ADMINISTRATIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH PERSON MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER NOTE PURCHASE DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

{Signatures appear on following pages.}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BORROWERS:

AEMETIS ADVANCED FUELS KEYES, INC.

By:	/s/ Eric A. McAfee
Name:	Eric A. McAfee

Title:	Chief Executive Officer

AEMETIS FACILITY KEYES, INC.

By:	/s/ Eric A. McAfee
Name:	Eric A. McAfee

Title:	Chief Executive Officer

PARENT:

AEMETIS, INC.

By:	/s/ Eric A. McAfee
Name:	Eric A. McAfee

Title:	Chief Executive Officer

Acknowledged and agreed with respect to Sections 6.3(gg) of the Agreement:

WITNESS:

/s/ Manuel E. Mangrobang III	/s/ Eric A. McAfee
Name: Manuel E. Mangrobang III	Name: Eric A. McAfee

ADMINISTRATIVE AGENT:

THIRD EYE CAPITAL CORPORATION

By:	/s/ Arif N. Bhalwani
Name:	Arif N. Bhalwani

Title:	Managing Director

By:	/s/ David Alexander
Name:	David G. Alexander

Title:	Managing Director

NOTEHOLDERS:

SPROTT ASSET MANAGEMENT GP INC., in its capacity as general partner of SPROTT ASSET MANAGEMENT L.P., in its capacity as Manager of SPROTT PC TRUST

By:	/s/ Steve Rostowsky
Name:	Steve Rostowksy

Title:	CFO

THIRD EYE CAPITAL CREDIT OPPORTUNITIES S.ar.l, it its capacity as Managing General Partner of THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND – INSIGHT FUND

By:	/s/ Robert L. DeNormandie
Name:	Robert L. DeNormandie

Title:	Manager

By:	/s/ Richard Goddard
Name:	Richard Goddard

Title:	Manager